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                                                                    EXHIBIT 99.1


[LOGO] NUEVO ENERGY COMPANY                       NEWS RELEASE

FOR IMMEDIATE RELEASE                             CONTACT:
October 17, 2001                                  Barbara B. Forbes
                                                  Director of Investor Relations
                                                  713-374-4870

                   NUEVO APPOINTS JAMES L. PAYNE AS CHAIRMAN,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

HOUSTON - Nuevo Energy Company (NYSE: NEV) today announces the appointment of James L. Payne as Chairman, President and Chief Executive Officer, effective immediately. Mr. Payne replaces Phillip A. Gobe, Interim President and Chief Executive Officer. Mr. Gobe will resume his former position as Nuevo's Chief Operating Officer.

"The Board joins me in thanking Phillip Gobe for his leadership and contributions during this period of management transition," stated Isaac Arnold, a member of Nuevo's Board of Directors who served as Interim Chairman.

"We are pleased to have completed our executive search process which has resulted in a well-qualified Chief Executive Officer," commented Mr. Arnold. "Jim brings to Nuevo more than 40 years of experience in the oil and gas industry as well as a proven track record of delivering value to shareholders. Jim's technical background combined with his industry knowledge, experience, and results oriented management style will serve him well in building upon Nuevo's solid asset base and directing the company's next stage of growth. Jim's confidence in Nuevo's future is exemplified by his election to take all compensation in Nuevo common stock."

Prior to joining Nuevo, Mr. Payne was Vice Chairman of Devon Energy Corporation, a position he held from September 2000 to January 2001. Before Devon's acquisition of Santa Fe Snyder Corporation on August 29, 2000, Mr. Payne was Chairman and Chief Executive Officer of Santa Fe Snyder Corporation. Prior to the May 1999 merger with Snyder Oil Corporation, Mr. Payne was Chairman and Chief Executive Officer of Santa Fe Energy Resources since 1990. Mr. Payne's career with Santa Fe Energy Resources spanned 17 years during which time he was President and Chief Executive Officer from 1986 to 1999 and Senior Vice President - Exploration and Land from 1982 to 1986. From 1959 to 1982 Mr. Payne held various domestic and international exploration and management positions with Chevron Oil Corporation.

Mr. Payne is a graduate of Golden State University with a M.B.A. and the Colorado School of Mines with a degree in Geophysical Engineering. He presently serves on the President's Council of the Colorado School of Mines.
Mr. Payne is an outside director with BJ Services Company, Global Industries, Ltd. and Nabors Industries, Inc.
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Nuevo Energy Company is a Houston, Texas-based Company primarily engaged in the exploration for, and the acquisition, exploitation, development and production of crude oil and natural gas. Nuevo's principal domestic properties are located onshore and offshore California. Nuevo is the largest independent producer of oil and gas in California. The Company's international properties are located offshore the Republic of Congo in West Africa and offshore and onshore the Republic of Tunisia in North Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.

THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE, INCLUDING WITHOUT LIMITATION, ESTIMATED QUANTITIES AND NET PRESENT VALUE OF RESERVES, ESTIMATED PRODUCTION VOLUMES, BUSINESS STRATEGIES, PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS AND COVENANT COMPLIANCE AND CAPITAL EXPENDITURES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") AND PROJECTIONS INCLUDE VOLATILITY IN OIL AND GAS PRICES, OPERATING RISKS, THE RISKS ASSOCIATED WITH RESERVE REPLACEMENT, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS MADE WITH THE SEC AND INCORPORATED HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS AND PROJECTIONS ATTRIBUTABLE TO THE COMPANY OR TO PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.

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